MANAGEMENT STOCK PURCHASE AGREEMENT


          MANAGEMENT STOCK PURCHASE AGREEMENT (the "Agreement") dated as of July 28, 1993, among THE CONTINENTAL CORPORATION, a New York corporation ("Continental"), UNDERWRITERS RE HOLDINGS CORP., a Delaware corporation ("Underwriters Re"), UNDERWRITERS RE CORPORATION, a Delaware corporation ("Underwriters Re Corporation") and each of the individuals listed on the signature pages hereof (the "Management Stockholders").


                    W I T N E S S E T H:


          WHEREAS, Underwriters Re is the owner of all of the issued and outstanding capital stock of Underwriters Re Corporation; and Underwriters Re Corporation is the owner of all of the issued and outstanding capital stock of Underwriters Reinsurance Company, a New Hampshire insurance company ("Underwriters Reinsurance");

          WHEREAS, Continental, Underwriters Re and Underwriters Re Corporation have entered into a Stock Purchase Agreement, dated as of July 28, 1993, with Alleghany Corporation, a Delaware corporation ("Alleghany"), providing for the purchase by Alleghany of a portion of the issued and outstanding capital stock of New Holding Corporation, a Delaware Corporation ("NHC") to be formed to hold all of the issued and outstanding capital stock of Underwriters Reinsurance (the "Alleghany Stock Purchase Agreement"); and

          WHEREAS, Continental and Underwriters Re Corporation desire to purchase from the Management Stockholders and the Management Stockholders desire to sell to Continental and Underwriters Re Corporation the shares of common stock, par value
$.01 per share (the "Common Stock"), of Underwriters Re described in
Section 1 below;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and provisions contained herein, the parties hereto agree as follows:

1.   EXERCISE OF OPTIONS, PURCHASE OF SHARES AND CLOSING.

          1.1. Outstanding Options. Underwriters Re shall cause all stock options held by the Management Stockholders granted under the Underwriters Re 1987 Stock Option Plan (the "Option Plan") that are not currently exercisable to become exercisable not later than two business days before the Closing Date. Each of the Management Stockholders shall exercise any and all of the stock options granted to such Management Stockholder under the Option Plan that are then outstanding not later than two business days before the Closing Date in accordance with the terms of any applicable Nonstatutory Stock Option Agreement entered into between Underwriters Re and a Management Stockholder (the "Option Agreements"). Notwithstanding anything contained in this Agreement or the Option Agreements to the contrary, each Management Shareholder shall be entitled (i) to pay the exercise price for stock options using Common Stock owned prior to such exercise and (ii) to satisfy any applicable tax withholding requirements using Common Stock owned prior to such exercise or issuable upon the exercise of such stock options, in each case using $23.50 per share as the fair market value of such Common Stock.

          1.2. Purchase of Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined below), each Management Stockholder agrees to sell, convey, assign, transfer and deliver the remainder of (i) the shares of Common Stock owned on the date hereof and the shares of Common Stock acquired in conjunction with the exercise of stock options as contemplated in
Section 1.1 less (ii) any shares of Common Stock used to exercise any stock options or pay such Management Stockholder's withholding obligations in accordance with Section 1.1 (such net amount of Common Stock hereinafter referred to as the "Shares") to Continental or a subsidiary of Continental designated by Continental (the "Continental Purchaser") and Underwriters Re Corporation (hereafter collectively referred to as the "Companies"), and the Continental Purchaser and Underwriters Re Corporation shall acquire the Shares from the Management Stockholder in the manner described below.

          1.3. Consideration. At the Closing, as consideration for the sale of Shares, (i) the Continental Purchaser will deliver to each Management Stockholder cash in an aggregate amount equal to the product of $23.50 and the number of Shares that such Management Stockholder has identified as to be purchased for cash and (ii) Underwriters Re Corporation shall deliver to the Management Stockholder that number of shares of the capital stock of NHC owned by it which represents the same proportionate ownership interest in NHC as the number of Shares less the number of Shares sold to the Continental Purchaser pursuant to clause (i) represented in Underwriters Re immediately prior to the Closing Date. The Shares held by the Management Stockholders listed on Schedule 1.3 which are to purchased for cash shall be those identified on such schedule. The Shares held by the Management Stockholders not listed on Schedule 1.3 which are to purchased for cash shall be identified to Continental in writing not later than two business days prior to the Closing Date. Any property delivered to a Management Stockholder pursuant to this Sec- tion 1.3 shall be free and clear of all liens, security interests, pledges, agreements, claims, charges, options or encumbrances of any nature whatsoever (collectively "Liens").

          1.4. Closing. The purchase and sale of the Shares pursuant to this Agreement (the "Closing") shall take place after satisfaction or waiver of the conditions precedent set forth herein at the place specified for, and on the same date as (but prior to), the closing under Alleghany Stock Purchase Agreement (the "Closing Date"), or on such other date as the parties hereto agree in writing. At the Closing, (i) each Management Stockholder shall deliver to the Continental Purchaser and Underwriters Re Corporation a certificate or certificates representing the Shares owned by such Management Stockholder, duly endorsed in blank or with appropriate stock powers attached, free and clear of all Liens and (ii) the Continental Purchaser and Underwriters Re Corporation shall deliver to each Management Stockholder the consideration payable to such Management Stockholder in accordance with Section 1.3.


2.   REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT
     STOCKHOLDERS.

          Each of the Management Stockholders, severally but not jointly, represents and warrants to the Companies as follows:

          2.1. Title to Shares. Each Management Stockholder owns beneficially and of record, free and clear of all Liens, or owns of record and has full power and authority to convey free and clear of all Liens, in each case except for Liens set forth in Schedule 2.1, all of such Management Stockholder's Shares. Upon delivery of the Consideration as herein provided, such Management Stockholder will convey good title thereto, free and clear of all Liens.

          2.2. Authority. This Agreement constitutes a legal, valid and binding obligation of each Management Stockholder, enforceable against such Management Stockholder in accordance with its terms, subject to bankruptcy, insolvency, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.


3.   REPRESENTATIONS AND WARRANTIES OF UNDERWRITERS RE
     CORPORATION.

          Underwriters Re Corporation represents and warrants to each Management Stockholder as follows:

          3.1.  Organization and Standing.  Underwriters Re
Corporation is a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

          3.2. Authority. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action on the part of Underwriters Re Corporation. This Agreement constitutes a legal, valid and binding obligation of Underwriters Re Corporation, enforceable against Underwriters Re Corporation in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          3.3. Other Representations and Warranties. The representations and warranties of Underwriters Re Corporation in
Section 2.3 (Consents and Approvals) and the third sentence of
Section 2.4 (Authority) of the Alleghany Stock Purchase Agreement are hereby incorporated by reference, and Underwriters Re Corporation represents and warrants the same to each of the Management Stockholders (subject to the exceptions and qualifications set forth therein, mutatis mutandis), as if set out herein at length save that identical terms defined both therein and herein shall be deemed to have the respective meanings ascribed thereto in this Agreement and all uses therein of the word "hereby" shall refer to this Agreement.

4.   REPRESENTATIONS AND WARRANTIES OF CONTINENTAL.

          Continental represents and warrants to each Management
Stockholder as follows:

          4.1. Organization and Standing. Continental is a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

          4.2. Authority. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action on the part of Continental. This Agreement constitutes a legal, valid and binding obligation of Continental, enforceable against Continental accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          4.3. Other Representations and Warranties. The representations and warranties of Continental in Section 3.1 (Consents and Approvals) and the third sentence of Section 4.2 (Authority) of the Alleghany Stock Purchase Agreement are hereby incorporated by reference, and Continental represents and warrants the same to each of the Management Stockholders (subject to the exceptions and qualifications set forth therein, mutatis mutandis), as if set out herein at length save that identical terms defined both therein and herein shall be deemed to have the respective meanings ascribed thereto in this Agreement and all uses therein of the word "hereby" shall refer to this Agreement.

5.   REPRESENTATIONS AND WARRANTIES AND COVENANTS.

           Underwriters Re represents and warrants to each Management Stockholder as follows:

            5.1. Organization and Standing. Underwriters Re is a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

             5.2. Authority. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action on the part of Underwriters Re. This Agreement constitutes a legal, valid and binding obligation of Underwriters Re, enforceable against Underwriters Re in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

6.   CONDITIONS TO OBLIGATIONS OF THE COMPANIES AND
     UNDERWRITERS RE.

          The obligations of the Companies and Underwriters Re under this Agreement are subject to the satisfaction, on or before the Closing Date and separately as to each Management Stockholder, of each of the following conditions:

          6.1.  Compliance with Agreement.  Each Management
Stockholder shall have performed and complied in all material respects with all the obligations required by this Agreement to be performed or complied with by such Management Stockholder on or before the Closing Date.

          6.2. Representations and Warranties. The representations and warranties made by each Management Stockholder in Section 2 of this Agreement shall be true and correct in all material respects as of the Closing Date as though such representations and warranties were made at and as of such time.

          6.3. Approvals. All Alleghany Approvals and all Sellers Approvals (as such terms are defined in the Alleghany Stock Purchase Agreement) shall have been obtained and be in full force and effect on the Closing Date. Without limiting the generality of the foregoing, Continental shall have received the requisite approvals of the consummation of the purchase and sale of the Shares, and the transactions contemplated hereby, from the relevant state insurance regulatory authorities, and such approvals shall be in full force and effect, and no such approvals shall impose upon Continental, Underwriters Re or Underwriters Re Corporation or any of its direct or indirect subsidiaries any conditions which materially adversely impair the ability of such entities to conduct their business in substantially the same manner as such business is presently being conducted.

          6.4.  Absence of Certain Litigation.  On the Clos- ing Date
(i) there shall be no injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided or compels or would compel Continental to dispose of or discontinue a significant por-tion of the business conducted by the Underwriter Re, Underwriters Re Corporation or any of the subsidiaries of Underwriters Re Corporation as a result of the consummation of the transactions contemplated hereby; and (ii) there shall be no suit, action or other proceeding by the United States (or any agency thereof) or by any state (or any agency thereof) pending before any court or governmental agency, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated hereby or asserts the illegality of any material transaction contemplated hereby.

          6.5. Transfer Taxes. Each of the Management Stockholders shall have paid, or caused to be paid, all stock transfer taxes required to be paid in connection with the sale and delivery to the Companies of the Shares owned by such Management Stockholder, and shall have caused all appropriate stock transfer tax stamps to be affixed to the certificate or certificates representing the Shares so sold and delivered by such Management Stockholder.

          6.6. Other Conditions. All conditions to the obligations of the parties to the Alleghany Stock Purchase Agreement (other than the conditions set forth in Sections 7.8 and 9.7 thereof) shall have been satisfied or waived.

7.   CONDITIONS TO OBLIGATIONS OF THE MANAGEMENT
     STOCKHOLDERS.

          The obligations of each Management Stockholder under this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

          7.1. Compliance with Agreement. The Companies shall have performed and complied in all material respects with all the obligations required by this Agreement to be performed or complied with by them on or before the Closing Date.

          7.2. Representations and Warranties. The representations and warranties made by Underwriters Re Corporation in Section 3 of this Agreement, by Continental in Section 4 of this Agreement and by Underwriters Re in Section 5 of this Agreement shall be true and correct in all material respects as of the Closing Date as though such representations and warranties were made at and as of such time.

          7.3. Approvals. All Alleghany Approvals and all Sellers Approvals (as such terms are defined in the Alleghany Stock Purchase Agreement) shall have been obtained and be in full force and effect on the Closing Date.

          7.4. Other Conditions. All conditions to the obligations of the parties to the Alleghany Stock Purchase Agreement (other than the conditions set forth in Sections 7.8 and 9.7 thereof) shall have been satisfied or waived.

8.   COVENANTS.

          8.1. Covenants Pending the Closing. From and after the date hereof and until the Closing Date, each of the Companies and each of the Management Stockholders agrees to use reasonable efforts to take such reasonable action as may be necessary or appropriate in order to effectuate the transactions contemplated hereby as promptly as reasonably practicable.

          8.2. Further Assurances. Each Management Stockholder agrees from time to time at and subsequent to the Closing Date, at the request of either of the Companies and without further consideration, to execute and deliver such other instruments of conveyance, assignment and transfer and take such other actions as either of the Companies may reasonably request in order more effectively to convey, assign, transfer to and vest in the Companies, the Shares.


9.   TERMINATION, AMENDMENT, WAIVERS.

          9.1.  Termination.  At any time prior to the Closing
Date, this Agreement may be terminated as to any of the Management
Stockholders:

           (i) by mutual written consent of the affected parties hereto;

          (ii) by either of the Companies at any time after December 31, 1993, if any of the conditions set forth in Section 6 hereof with respect to such Management Stockholder have not been met and have not been waived in writing by both of the Companies; or

         (iii) by such Management Stockholder at any time after December 31, 1993, if any of the conditions set forth in Section 7 hereof have not been met and have not been waived in writing by such Management Stock-holder.

In the event of any termination pursuant to this Section 8.1 this Agreement shall thereupon become void and of no further force or effect and there shall be no liability or obligation on the part of any party hereto or their respective agents in respect hereof or of any representation, warranty, covenant or agreement contained herein except to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement, in which case the aggrieved party may recover its out-of-pocket expenses (including reasonable fees, but excluding lost profit and consequential damages) reasonably and actually incurred by such party by virtue of such breach.

          9.2. Unwinding. Notwithstanding anything to the contrary contained herein, if the closing under the Alleghany Stock Purchase Agreement shall not occur pursuant to the terms thereof by December 31, 1993, this Agreement shall thereupon terminate and have no further force or effect. The respective obligations of the Companies, Underwriters Re and the Management Stockholders hereunder shall thereupon cease and there shall be no liability or obligation on the part of any of the Companies, Underwriters Re or the Management Stockholders in respect of any covenant, condition or agreement contained herein, and the Companies, Underwriters Re and the Management Stockholders shall be placed in the same position with respect to each other as they would have been but for their execution of the Alleghany Stock Purchase Agreement and this Agreement.

          9.3. Amendment. This Agreement may be amended, modified, superseded or supplemented only by an instrument in writing executed and delivered on behalf of each of the parties hereto.

          9.4. Waivers. The representations, warranties, covenants or conditions of this Agreement may be waived only by a written instrument executed by the party so waiving. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of any condition, or breach of any term, covenant, agreement, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of any other condition or of the breach of any other term, covenant, agreement, representation or warranty contained in this Agreement.


10.  MISCELLANEOUS PROVISIONS.

          10.1. Survival of Representations, Etc. The representations and warranties, covenants and obligations of the Management Stockholders, Continental, Underwriters Re Corporation and Underwriters Re contained herein shall not survive the Closing Date, except that the representations and warranties contained in Section
2.1 (Title to Shares) and 2.2 (Organization and Standing) and the covenants contained in Section 7.2 (Further Assurances) shall survive the Closing Date, without regard to any investigation made by the parties hereto.

          10.2. Counterparts and Supplements. This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument. On or before August 12, 1993, any one or more of Stephen C. Kolakowski, Mark A. Bennett, Theodore A. Blundell, Denise A. Coleman, Pamela Falzone, Todd J. Hess, Michael
J. Kruse, Judy Mann and Nancy Moore may become a party hereto, and a Stockholder hereunder, by executing a counterpart hereof with attached supplemented Schedules providing all of the information called for by this Agreement in respect of such additional Stockholders. The Agreement, as so supplemented, shall constitute the Agreement for all purposes hereof.

          10.3. Expenses. Whether or not the Closing takes place and regardless of whether this Agreement is terminated, each party hereto shall pay all of the costs and expenses incurred by it in connection with this Agreement or in consummating the transactions contemplated hereby (including, without limitation, disbursements and expenses of its attorneys, accountants and advisors).

          10.4. Notices. All notices or other communications require or permitted under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by personal delivery, by facsimile transmission, or by registered, certified or express mail, postage prepaid, addressed as follows:

          If to Continental to:

               Thomas A. Eff, Esq.
               Vice President and
                 Associate General Counsel
               The Continental Corporation
               180 Maiden Lane
               New York, New York  10038
               Telecopy:  (212) 440-7982 and

          with a copy to:

               Deborah F. Stiles, Esq.
               Debevoise & Plimpton
               875 Third Avenue
               New York, New York  10022
               Telecopy:  (212) 909-6836

          If to either of the Companies:

               to the Secretary of each of the Companies at their principal business offices with a copy to each of:

               Thomas A. Eff, Esq.
               Vice President and
                 Associate General Counsel
               The Continental Corporation
               180 Maiden Lane
               New York, New York  10038
               Telecopy:  (212) 440-7982 and

               Deborah F. Stiles, Esq.
               Debevoise & Plimpton
               875 Third Avenue
               New York, New York  10022
               Telecopy:  (212) 909-6836

          If to any Management Stockholder:

               to the address of such Management Stockholder listed on the records of Underwriters Re

Any party may change the person and addresses to which notices or other communications are to be sent to it by giving written notice of any such change in the manner pro- vided herein for giving notice.

          10.5. Entire Agreement. Except as otherwise provided herein, this Agreement, together with the exhibits and schedules hereto, sets forth the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

          10.6.  No Third Party Beneficiaries.  Nothing in this
Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          10.7. No Assignment. This Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties hereto; provided, however, that no assignment of any rights or delegation of any obligations provided for herein shall be made by any party hereto without the express prior written consent of the other party, except that the Companies shall be permitted, without such consent, to assign any of its rights hereunder (but not to delegate any of its obligations hereunder) to any of its wholly owned subsidiaries (provided that the Companies may not, following such assignment to such a subsidiary, transfer or dispose of such subsidiary, or any equity interest therein, to any third party without the express prior written consent of the Management Stockholders).

          10.8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State, except (a) matters related to the validity of corporate action, which shall be governed by the laws of the state or other jurisdiction of incorporation the relevant corporation, and (b) matters related to compliance of the transactions contemplated hereby with applicable insurance regulatory statutes, which shall be governed by the laws of the state or other jurisdiction the insurance regulatory statutes of which apply.

          10.9. Counterparts. This Agreement may be execu- ted in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

          10.10. Headings. The section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed on the date first above written.

                              THE CONTINENTAL CORPORATION

                              By /s/ Wayne H. Fisher
Attest:

By /s/ Deborah B. Lacivita
     Secretary

                              UNDERWRITERS RE HOLDING
                                CORPORATION


                              By /s/ Steven H. Newman
Attest:

By /s/ Pamela Falzone
     Secretary


                              UNDERWRITERS RE CORPORATION


                              By /s/ Steven H. Newman
Attest:

By /s/ Pamela Falzone
     Secretary


                              MANAGEMENT STOCKHOLDERS

                              /s/ Dennis E. Arnold

                              /s/ Peter A. Bengelsdorf

                              /s/ Mark A. Bennett

                              /s/ Theodore A. Blundell

                              /s/ Denise A. Coleman

                              /s/ Pamela Falzone

                              /s/ Todd J. Hess

                              /s/ F. Paul Japp

                              /s/ Russell T. John

                              /s/ Stephen C. Kolakowski

                              /s/ Michael J. Kruse

                              /s/ Judy Mann

                              /s/ Nancy Moore

                              /s/ Steven H. Newman

                              /s/ M. Bernard Puckett

                              /s/ James P. Rapp

                              /s/ Edwin Seaman